UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2016 (April 13, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 14, 2016, Memorial Production Partners LP (the “Partnership”), Memorial Production Operating LLC (“Operating LLC”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto entered into a tenth amendment to the Credit Agreement, dated as of December 14, 2011 (as previously amended, the “Credit Agreement”), by and among the Partnership, Operating LLC, the Administrative Agent and the other agents and lenders party thereto (the “Tenth Amendment”). The Tenth Amendment, among other things, amends the Credit Agreement to:

•	establish a new Applicable Margin (as defined in the Credit Agreement) that ranges from 1.25% to 2.25% per annum (based on borrowing base usage) on alternate base rate loans and from 2.25% to 3.25% per annum (based on borrowing base usage) on Eurodollar or LIBOR loans and sets the committee fee for the unused portion of the borrowing base to 0.50% per annum regardless of the borrowing base usage;

•	reduce the borrowing base thereunder from $1,175 million to $925 million;

•	require the Partnership to maintain a ratio of Consolidated First Lien Net Secured Debt (as defined in the Credit Agreement) to Consolidated EBITDAX (as defined in the Credit Agreement) of not greater than 3.25 to 1.00 as of the end of each fiscal quarter;

•	permit the issuance by the Partnership of secured second lien notes solely in exchange for the Partnership’s outstanding senior unsecured notes pursuant to one or more senior debt exchanges; provided that, among other things: (i) such debt shall be (A) in an aggregate principal amount not to exceed $600 million (plus any principal representing payment of interest in kind) and (B) such debt is subject to an intercreditor agreement at all times; and (ii) such debt shall not (A) have any scheduled principal amortization or have a scheduled maturity date or a date of mandatory redemption in full prior to 180 days after March 19, 2018, or (B) not contain any covenants or events of default that are more onerous or restrictive than those set forth in the Credit Agreement other than covenants or events of default that are contained in the Partnership’s existing senior unsecured notes and (C) the Consolidated Net Interest Expense (as defined in the Credit Agreement) for the 12-month period following the exchange, after giving pro forma effect to the exchange, shall be no greater than the Consolidated Net Interest Expense for such period had the exchange not occurred;

•	permit the payment by the Partnership of cash distributions to its equity holders out of available cash in accordance with its partnership agreement so long as, among other things, the pro forma Availability (as defined in the Credit Agreement) shall be not less than the greater of $75 million or (x) 10% of the borrowing base then in effect with respect to any such distributions made prior to June 1, 2016 or (y) 15% of the borrowing base then in effect with respect to any such distributions made on or after June 1, 2016; provided that the aggregate amount of all such payments made in any fiscal quarter for which the ratio of the Partnership’s total debt at the time of such payment to its Consolidated EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is greater than or equal to 4.00 to 1.00 will not exceed $4.15 million during such fiscal quarter;

•	permit the repurchase of the Partnership’s (i) outstanding senior unsecured notes, or if any, second lien debt with proceeds from Swap Liquidations (as defined in the Credit Agreement), the sale or other disposition of oil and gas properties and (ii) outstanding senior unsecured notes with the proceeds from the release of cash securing certain governmental obligations located in the Beta Field offshore Southern California, provided that, among other things, (A) the pro forma Availability is not less than the greater of $75 million or (x) 10% of the borrowing base then in effect through May 31, 2016 or (y) 15% of the borrowing base then in effect on or after June 1, 2016, (B) the Partnership’s pro forma ratio of Consolidated First Lien Net Secured Debt to Consolidated EBITDAX is not greater than 3.00 to 1.00, and (C) the amount of proceeds from all Swap Liquidations and sales or other dispositions of oil and gas properties used to repurchase outstanding senior unsecured notes or secured second lien notes does not exceed $40 million in the aggregate, or in the case of the release of cash securing such obligations, the amount of proceeds used to repurchase outstanding senior unsecured notes does not exceed $60 million in the aggregate;

•	require that the oil and gas properties of the Partnership mortgaged as collateral security for the loans under the Credit Agreement represent not less than 90% of the total value of the oil and gas properties of the Partnership evaluated in the most recently completed reserve report; and

•	require the Partnership, in the event that at the close of any business day the aggregate amount of any unrestricted cash or cash equivalents exceeds $25 million in the aggregate, to prepay the loans under the Credit Agreement and cash collateralize any letter of credit exposure with such excess;

in each case, subject to the other terms and conditions of the Tenth Amendment and the Credit Agreement.

The representations and warranties of the Partnership and its subsidiaries in the Tenth Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Tenth Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. Accordingly, such representations and warranties in the Tenth Amendment should not be relied upon as characterizations of the actual state of facts or circumstances.

The foregoing summary of the Tenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Tenth Amendment above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Tenth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2016, Kyle N. Roane notified Memorial Production Partners GP LLC, the general partner of the Partnership (the “Company”), that he intended to resign as Senior Vice President, Compliance and Administration of the Company effective April 13, 2016. Mr. Roane’s decision to resign was not the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the Partnership’s operations, policies or practices. Mr. Roane will continue to serve Memorial Resource Development Corp., an affiliate of the Partnership, as Senior Vice President, General Counsel and Corporate Secretary.

Item 7.01.     Regulation FD Disclosure.

On April 14, 2016, the Partnership issued a press release announcing the Tenth Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Tenth Amendment to Credit Agreement, dated as of April 14, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press Release dated April 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: April 14, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Tenth Amendment to Credit Agreement, dated as of April 14, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press Release dated April 14, 2016